Exhibit 99.1

FOR IMMEDIATE RELEASE

NEW YORK CITY REIT ANNOUNCES RELEASE DATE

FOR FIRST QUARTER 2022 RESULTS

NEW YORK – April 14, 2022 - New York City REIT, Inc. (NYSE: NYC) (“NYC” or the “Company”) announced today it will release its financial results for the first quarter ended March 31, 2022 on Friday, May 13, 2022 before the start of trading on the New York Stock Exchange.

The Company will host a conference call and audio webcast on Friday, May 13, 2022, beginning at 11:00 a.m. ET, to discuss the first quarter results and provide commentary on business performance. The call will be conducted by NYC’s management team and a question and answer session with analysts and investors will follow the prepared remarks.

Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the NYC website, www.newyorkcityreit.com, in the “Investor Relations” section. To listen to the live call, please go to the “Investor Relations” section of the Company’s website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the NYC website.

Conference Call Details

Live Call

Toll-Free Dial-In Number: 1 (888) 330-3127

Toll Dial-In Number: 1 (646) 960-0855

Conference ID: 5954637

Conference Replay*

Toll Free Dial in Number: 1 (800) 770-2030

Toll Dial in Number: 1 (647) 362-9199

Conference ID: 5954637

*Available from May 13, 2022 through September 16, 2022.

About New York City REIT, Inc.

New York City REIT, Inc. is a publicly traded REIT that owns a portfolio of high-quality commercial real estate located within the five boroughs of New York City. Additional information about NYC can be found on its website at www.newyorkcityreit.com.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve substantial risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of NYC’s most recent Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 18, 2022, and all other filings filed with the Securities and Exchange Commission after that date, as such risks, uncertainties and other important factors may be updated from time to time in NYC’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and NYC undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

Contacts:

Investor Relations

info@ar-global.com

(866) 902-0063